                                                                      Exhibit 99




 Deloitte &
     Touche LLP



- --------------------------------------------------------------------------------


                      THE FIFTH THIRD BANCORP
                      MASTER PROFIT SHARING PLAN

                      Financial Statements and Supplemental Schedules for the Years Ended December 31, 1994 and 1993 and Independent Auditors' Report for Inclusion In the Annual Report (Form 5500) to the Internal Revenue Service



- --------------------------------------------------------------------------------



           INDEX TO
           FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
           FOR THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN
           FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

           --------------------------------------------------------------------------------------------
                                                                                                                   Page
           INDEPENDENT AUDITORS' REPORT

           FINANCIAL STATEMENTS:

             Statements of Net Assets Available for Benefits as of December 31, 1994 and 1993                       2

             Statements of Changes in Net Assets Available for Benefits for the Years Ended
              December 31, 1994 and 1993                                                                            3


             Notes to Financial Statements                                                                          4

                                                                                                               Schedule

           SUPPLEMENTAL SCHEDULES:

             Assets Held for Investment - Item 27(a) as of December 31, 1994                                        I

             Reportable Transactions - Item 27(d) for the Year Ended December 31, 1994                              VI

           SUPPLEMENTAL SCHEDULES OMITTED - The following supplemental schedules are omitted because of the absence of conditions under which they are required:

             Assets Acquired and Disposed Within the Plan Year                                                      II

             Party-in-Interest Transactions                                                                        III

             Obligations in Default                                                                                 IV

             Leases in Default                                                                                       V



  Deloitte &
    Touche LLP

                             250 East Fifth Street     Telephone: (513) 784-7100
                             P.O. Box 5340
                             Cincinnati, Ohio      45201-5340




 INDEPENDENT AUDITORS' REPORT

 Fifth Third Bancorp and the Trustees of The Fifth Third
  Bancorp Master Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of The Fifth Third Bancorp Master Profit Sharing Plan (Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a resonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1994 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic
1994 financial statements taken as whole.


/s/ Deloitte & Touche LLP
 June 16, 1995



THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------
                                                        1994            1993
INVESTMENTS, At fair value (Notes 2,3,4):
 Common stock of Fifth Third Bancorp            $   7,723,296    $   3,175,432
 Bonds                                                                 307,218
 Collective Funds:
  Cash equivalents                                  8,159,281        8,942,198
  Fixed income                                     33,909,955       32,497,570
  Equity                                           54,265,016       62,061,181
 Mutual Funds                                      11,350,815        1,400,482
                                                -------------    -------------
     Total investments                            115,408,363      108,384,081

ACCRUED INVESTMENT INCOME                              54,265           31,480

CONTRIBUTIONS RECEIVABLE FROM
 SUBSIDIARIES OF FIFTH THIRD BANCORP                4,938,242       12,152,768

CONTRIBUTIONS RECEIVABLE FROM PARTICIPANTS            126,168           98,411

CASH                                                8,597,813           88,930
                                                -------------   --------------
NET ASSETS AVAILABLE FOR BENEFITS (Note 1)     $  129,124,851  $   120,755,670
                                                -------------   --------------

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------------------------
                                                                1994                    1993
INCOME FROM INVESTMENTS:
  Interest                                                  $    565,267           $    433,749
  Dividends                                                      171,567                 73,321
  Net appreciation (depreciation) in fair value of
    investments (Note 3)                                        (586,976)             3,136,000
                                                            ------------           ------------
        Total income from investments                            149,858              3,643,070
                                                            ------------           ------------

CONTRIBUTIONS FROM SUBSIDIARIES OF FIFTH THIRD
  BANCORP (Net of participants' elective cash payments
  of $2,600,925 in 1994 and $2,653,124 in 1993) (Note 1)      13,323,242             12,153,627

CONTRIBUTIONS FROM PARTICIPANTS (Note 1)                       3,367,871              2,993,135
                                                            ------------           ------------
        Total                                                 16,691,113             15,146,762
                                                            ------------           ------------
BENEFITS PAID TO PARTICIPANTS (Note 1)                        (8,461,198)            (6,200,220)

OTHER DISBURSEMENTS                                              (10,592)               (13,331)
                                                            ------------           ------------
        Total                                                 (8,471,790)            (6,213,551)
                                                            ------------           ------------

INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS                  8,369,181             12,576,281

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                          120,755,670            108,179,389
                                                            ------------           ------------
  End of year                                               $129,124,851           $120,755,670
                                                            ============           ============

See notes to financial statements.


THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.  DESCRIPTION OF PLAN

The following brief description of The Fifth Third Bancorp Master Profit Sharing Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

GENERAL - The Plan is a defined contribution profit sharing plan with separate accounts maintained for each participant. Each regular employee of a participating Fifth Third Bancorp ("Bancorp") subsidiary automatically becomes a participant on the first payroll date after becoming an employee. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The original Plan became effective December 31, 1954 and was last restated in its entirety effective January 1, 1992 to comply with various amendments to ERISA.

ADMINISTRATION - The Fifth Third Bank, a wholly-owned subsidiary of Bancorp, is responsible for the administration of the Plan and serves as the trustee. The investment assets of the Plan are held in separate trust funds in the Trust and Investment Division of The Fifth Third Bank where such assets are managed.

FUNDING AND VESTING -The Bancorp's contribution to the Plan is an amount determined annually by the Board of Directors of the Bancorp.

The contribution by the Bancorp and any nonvested balances remaining in the accounts of participants who terminate their employment are allocated to participants in the proportion that the compensation of each participant bears to the compensation of all participants for the Plan year.

Gains and losses under the Plan including income from investments and changes in the market value of investments, are allocated to participants in proportion to their respective interests in the Plan as of the preceding valuation date, reduced by any payments to retired participants made during the period.

Participants may elect to receive up to 50% of their allocation of Bancorp contributions in cash (elective cash payments) rather than having it credited to their account. Elective cash payments totaled $2,600,925 and $2,653,124 for the years ended December 31, 1994 and 1993, respectively, and have been excluded from contributions and benefits paid amounts in the accompanying statements of changes in net assets available for benefits.

The elective portion of Bancorp contributions credited to participants accounts is vested immediately. The remaining portion of Bancorp contributions become vested 30% after three full years of participation, an additional 10% after the fourth year, and an additional 20% each year thereafter until fully vested.

The Plan permits voluntary contributions from participants up to 8% of their current basic annual compensation. Such contributions are credited directly to the participants' accounts and are fully vested.

Although it has not expressed its intention to do so, the Bancorp has the right under the Plan to discontinue the contributions of any participating Bancorp subsidiary at any time and to amend or terminate the Plan subject to the provisions set forth in ERISA. If the Plan were to be terminated, the value of the proportionate interest of each participant would be determined as of the date of termination, and this amount would be fully vested and nonforfeitable.

BENEFITS - The Plan provides for payment of normal retirement benefits of accumulated vested amounts upon reaching age 65 and has provisions for early withdrawals of vested benefits in instances of early retirement, disability, death, termination of employment, and financial hardship. Benefits are payable in the form of lump-sum payments or periodic payments.

BENEFITS PAYABLE - Benefits payable, consisting of amounts owed but not paid as of December 31 for payments to terminated employees, are not recorded as a liability within the financial statements. Benefits payable as of December 31, 1994 and 1993 were $342,263 and $930,926, respectively.

TAX STATUS - The Internal Revenue Service has determined and informed the Bancorp by a letter dated November 8, 1988, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code
(IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

INVESTMENT OPTIONS - The Regular Fund is the basic investment option which is offered to participants. The Regular Fund contains investments in collective funds invested in money market accounts, equity securities, guaranteed investment contracts, mutual funds and other fixed income securities. The
Plan was amended in 1994 to allow the common stock of Fifth Third Bancorp as an investment option within the Regular Fund for all participants. Participants who are age 50 and older or become permanently disabled may elect, within specified time periods, to invest their accounts in a Conservative Fund which contains investments in U.S. Government Securities, and collective funds invested in money market accounts, guaranteed investment contracts, U.S. Government Securities and other fixed income securities. In 1990, a fund was established to hold the assets of the merged First Ohio Bancshares Profit Sharing Plan. This Stock Fund contains investments in money market accounts and Fifth Third Bancorp common stock. Only participants of the predecessor plan are invested in this fund. In 1993, two new funds were established, the Fountain Square Quality Growth Fund and the Fountain Square Mid Cap Fund. In 1994, the Fountain Square International Equity Fund was established. The addition of these funds was made to allow Bancorp employees to choose from five investment options, (Regular, Conservative, Quality Growth, Mid Cap and International Equity). The Quality Growth, Mid-Cap and International Equity funds contain mutual funds.

The following summarizes the activity and balances of the Plan's six funds:

                            Regular      Conservative       Stock        Quality         Mid Cap     International
                             Fund            Fund           Fund        Growth Fund       Fund        Equity Fund       Total
Net assets available
 for benefits at
 December 31, 1992       $ 90,158,447    $14,662,098    $ 3,358,844                                                 $ 108,179,389

Income from investments     2,853,005        841,257        (77,278)     $   2,603      $  23,483                       3,643,070

Contributions              13,899,907        599,231         26,511        334,252        286,861                      15,146,762

Benefits paid to
 participants and
 other disbursements       (4,822,337)    (1,197,915)      (100,593)       (30,841)       (61,865)                     (6,213,551)

Interfund transfers          (934,163)       914,689                        42,412        (22,938)
                           ----------     ----------     ----------     ----------     ----------     ----------      -----------
Net assets available
 for benefits at
 December 31, 1993        101,154,859     15,819,360      3,207,484        348,426        225,541                     120,755,670

Income from investments       114,725        194,393       (181,903)         6,353         25,283     $   (8,993)         149,858

Contributions              15,111,411        704,100         53,296        290,084        444,721         87,501       16,691,113

Benefits paid to
 participants and other
 disbursements             (6,573,676)    (1,446,132)      (298,986)       (50,301)       (99,065)        (3,630)      (8,471,790)

Interfund transfers        (2,386,436)       193,280        371,779        438,148        894,228        489,001
                         ------------    -----------     ----------     ----------     ----------     ----------      -----------
Net assets available
 for benefits at
 December 31, 1994       $107,420,883    $15,465,001     $3,151,670     $1,032,710     $1,490,708     $  563,879     $129,124,851
                         ============    ===========     ==========     ==========     ==========     ==========     ============


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies followed by the Plan:

GENERAL - The accounting records of the Plan are maintained on the accrual basis of accounting

VALUATION OF INVESTMENTS - Quoted market prices are used to value equity securities and mutual funds. The fair values of bonds are based on yields currently available on comparable securities of issuers with similar credit ratings. The fair value of collective funds is based on the fair market value of investments in the fund.

3. INVESTMENTS

Investments representing more than five percent of net assets at December 31, 1994 and 1993 are as follows:

                                                                                   Fair Value
                                                                          ------------------------------
                                                                            1994                1993
Fifth Third Bank Common Stock Fund for Employee
 Benefit Plans                                                            $40,116,407        $49,210,560
Fifth Third Bank Fixed Income Fund for Employee
 Benefit Plans                                                             22,911,549         21,947,164
Fifth Third Bank Middle Capitalization Fund for
 Employee Benefit Plans                                                    14,148,609         12,850,621
U. S. Government Securities Fund for Employee Benefit Plans                10,998,406         10,550,586
Fountain Square International Equity Fund                                   9,067,473
Fifth Third Bancorp common stock                                            7,723,296
G.I.C. Investment Fund for Employee Benefit Plans                           7,601,056          7,354,056

The following table represents the net appreciation (depreciation) in fair value of investments for the
Plan for the years ended December 31:

                                                                                1994            1993
Net appreciation (depreciation) in fair value of investments:
 Common stock of Fifth Third Bancorp                                      $ (449,087)      $ (140,796)
 Bonds                                                                        (7,218)         (28,768)
 Collective funds - fixed income and equity                                  191,207        3,291,850
 Mutual funds                                                               (321,878)          13,714
                                                                          -----------      ----------
 Total                                                                    $ (586,976)      $3,136,000
                                                                          ===========      ==========

4.    TRANSACTIONS WITH RELATED PARTIES

The Fifth Third Bank provides the Plan with certain accounting and administrative services for which no fees are charged.

At December 31, 1994 and 1993, the Plan held 160,902 and 61,361 shares of Fifth Third Bancorp common stock, respectively, with fair values of $7,723,296 and $3,175,432, respectively (see Note 1).



                                 * * * * * *

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN                                                                      SUPPLEMENTAL
ASSETS HELD FOR INVESTMENT - ITEM 27(a)                                                                                   SCHEDULE I
AS DECEMBER 31, 1994
- ------------------------------------------------------------------------------------------------------------------------------------

NO. OF                     ASSET DESCRIPTION                                     COST                              CURRENT
SHARES                                                                                                              MARKET
                           REGULAR FUND

                           COLLECTIVE FUNDS - CASH EQUIVALENTS:
   314,934                 Fifth Third Banksafe Trust                        $   314,934                          $   314,934
 3,633,906                 GIC Fund for Employee Benefit Plans                 3,633,906                            3,633,906
                                                                             -------------                        -------------
                               Total Collective Funds -
                               Cash Equivalents                                3,948,840                            3,948,840
                                                                             -------------                        -------------
                           COLLECTIVE FUNDS - FIXED INCOME:
   608,608                 Fifth Third Bank Fixed Income Fund for
                           Employee Benefit Plans                             11,404,283                           18,130,433
    24,140                 U.S. Government Securities Fund for
                           Employee Benefit Plans                              3,695,821                            4,617,016
                                                                             -------------                        -------------
                               Total Collective Funds -
                               Fixed Income                                   15,100,104                           22,747,449
                                                                             -------------                        -------------
                           COLLECTIVE FUNDS - EQUITY:
   393,491                 Fifth Third Bank Common Stock Fund
                           for Employee Benefit Plans                         26,784,541                           40,116,407
   386,152                 Fifth Third Bank Middle Capitalization
                           Fund for Employee Benefit Plans                     8,174,673                           14,148,609
                                                                             -------------                        -------------
                               Total Collective Funds - Equity                34,959,214                            54,265,016
                                                                             -------------                        -------------
    96,600                 COMMON STOCK - Fifth Third Bancorp                  4,830,966                             4,636,800
                                                                             -------------                        -------------
   911,833                 MUTUAL FUNDS - Fountain Square International
                           Equity Fund                                         8,890,000                             8,562,113
                                                                             -------------                        -------------
                               Total Regular Fund                             67,729,124                            94,160,218
                                                                             -------------                        -------------





THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN                                                                      SUPPLEMENTAL
                                                                                                                          SCHEDULE I
ASSETS HELD FOR INVESTMENT - ITEM 27(a)
AS OF DECEMBER 31, 1994
- ------------------------------------------------------------------------------------------------------------------------------------
NO. OF                                                                                                      CURRENT
SHARES          ASSET DESCRIPTION                                                COST                        MARKET
                CONSERVATIVE FUND

                COLLECTIVE FUNDS - CASH EQUIVALENTS:
   206,623      Fifth Third Banksafe Trust                                   $   206,623                   $   206,623
 3,967,150      G.I.C.  Fund for Employee
                Benefit Plans                                                  3,967,150                     3,967,150
                                                                             ---------------               ---------------
                      Total Collective Funds - Cash Equivalents                4,173,773                     4,173,773
                                                                             ---------------               ---------------
                COLLECTIVE FUNDS - FIXED INCOME:
   160,494      Fifth Third Bank Fixed Income Fund for Employee
                Benefit Plans                                                  4,059,850                     4,781,116
    33,365      U.S. Government Securities Fund for Employee Benefit
                Plans                                                          5,153,271                     6,381,390
                                                                             ---------------               ---------------
                      Total Collective Funds - Fixed Income                    9,213,121                    11,162,506
                                                                             ---------------               ---------------
                      Total Conservative Fund                                 13,386,894                    15,336,279
                                                                             ---------------               ---------------

                STOCK FUND

    36,668      COLLECTIVE FUNDS - CASH EQUIVALENTS -
                Fifth Third Banksafe Trust                                        36,668                        36,668
    64,302      COMMON STOCK - Fifth Third Bancorp                               591,545                     3,086,496
                                                                             ---------------               ---------------
                      Total Stock Fund                                           628,213                     3,123,164
                                                                             ---------------               ---------------
                QUALITY GROWTH FUND
    99,756      MUTUAL FUNDS - Fountain Square Quality Growth Fund               975,296                       970,624
                                                                              ---------------               ---------------
                      Total Quality Growth Fund                                  975,296                       970,624
                                                                              ---------------               ---------------
                MIDDLE CAPITALIZATION FUND
   126,833      MUTUAL FUNDS - Fountain Square Middle Capitalization
                Fund                                                           1,277,619                     1,312,718
                                                                              ---------------               ---------------
                      Total Middle Capitalization Fund                         1,277,619                     1,312,718
                                                                              ---------------               ---------------
                INTERNATIONAL EQUITY FUND
    53,819      MUTUAL FUNDS - Fountain Square International
                Equity Fund                                                      514,353                       505,360
                                                                              ---------------               ---------------
                      Total International Equity Fund                            514,353                       505,360
                                                                              ---------------               ---------------
                TOTAL                                                        $84,511,499                  $115,408,363
                                                                              ================             ================

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN                                                                      SUPPLEMENTAL
                                                                                                                         SCHEDULE VI
REPORTABLE TRANSACTIONS* - ITEM 27(d)
FOR THE YEAR ENDED DECEMBER 31, 1994
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                 AGGREGATE       AGGREGATE       AGGREGATE
                                                                 PURCHASE         SELLING         COST OF         AGGREGATE
DESCRIPTION OF ASSETS                                             PRICE           PRICE          ASSETS SOLD      GAIN(LOSS)
SERIES OF TRANSACTIONS:
Fifth Third Banksafe Trust                                     $10,307,931       $11,337,848      $11,337,848
 Number of transactions                                                 16                20
Fountain Square International Equity Fund                        9,404,353
 Number of transactions                                                 11
Fifth Third Bank Common Stock Fund for Employee
Benefit Plans                                                                     11,180,431       11,179,063      $    (1,368)
 Number of transactions                                                                    9

SINGLE TRANSACTION WITHIN A SERIES:
Fifth Third  Banksafe Trust                                      7,575,575         7,503,601        7,503,601
 Number of transactions                                                  1                 1

* A reportable transaction is any transaction during the plan year, with respect to any plan asset, involving an amount in excess of 5% of the fair value of net plan assets at the begining of the plan year. This schedule includes security transactions that are a part of a series of transactions involving securities of the same issue during the plan year, where the aggregate amount involved in the transactions exceeds 5% of the current value of the net plan assets at the beginning of the plan year.
